Exhibit 10.2

Intangible Assets Transfer Agreement

Party A (Transferor): Shenzhen New Clouds Network Technology Co., Ltd ( hereinafter referred to as “Party A”)
Address: 2313-2315 Room, B Building, Shenzhen Building, Caitian South Road, Futian District, Shenzhen, China
Legal Representative: Zhang Guihe
Tel:

Party B (Transferee): Moxian (Hongkong) Limited (hereinafter referred to as “Party B,” together with “Party A,” the “Parties”)
Address: 304 Room, Third Floor, New East Ocean Centre, Science Museum Rd No. 9, Kowloon, Tsim Sha Tsui, Hongkong
Legal Representative: Cheung Chor Kiu, Lawrence
Tel:

Whereas:

Party A owns the “Moxian” trademark (Application No.:10624435, 38th Type), “M” trademark (Application No.: 10624504, 35th Type), software copyright of “Mo-Bid Apps software V1.2” (Certificate No.: No. 0464004 Software Copyright) and “Moxian Social Network Platform Software [Abbreviation: Moxian Net] V1.0” (Certificate No.: No. 0437693 Software Copyright) (as shown in the attachment) which are related to the Moxian online platform products (collectively, the “Intangible Assets”). According to the applicable provisions in the COPYRIGHT LAW OF THE PEOPLE'S REPUBLIC OF CHINA, the PROTECTION OF COMPUTER SOFTWARE REGULATIONS and the PRC TRADEMARK LAW IMPLEMENTING REGULATIONS, on the basis of equality and good faith, the Parties hereto agree the followings regarding the transfer of the Intangible Assets:

1.
The intellectual property right (the “Intellectual Property Right”) in the Intangible Assets referred to in this Intangible Asset Transfer Agreement (the “Agreement”) is not limited to the submitted content for the purpose of registering the Intellectual Property Rights. The Intellectual Property Right also include source code, database, document, technology materials, graphics, map, image and computer plot, etc., existing in various forms, formats, and mediums. Any parts of update, improvement or revision on the Intangible Assets before and after entering into this Agreement shall be the property of Party A.

2.
Party A transfers the Intangible Assets in all jurisdictions to Party B for no costs. After the date of entering into the Agreement, Party B owns the Intangible Assets and Party A has no rights whatsover in the Intangible Assets except that Party B licenses the rights to use the Intellectual Property to Party A. If the transfer of Intangible Asset requires registration, Party A is obligated to assist Party B to complete the requested registration procedure, and is responsible for all the expense and fees. Party A should deliver all documents of the Intangible Assets and source code of all software within 3 days after Agreement is signed. Party A is not allowed to have any copy of any documents transferred.

3.
Party A represents and warrants that the Intangible Assets are authenticated, legitimate and valid. Party A further guarantees that the Intangible Assets are original. It has never licensed, assigned, or transferred the Intangible Assets to any person or entity. If any of the above representations and warranties fails, Party A shall compensate Party B for all of the loss and damages incurred. Party B is entitled to terminate this Agreement simultaneously with the failure of such representations or warranties.

4.
Party A represents and warrants it has the complete Intellectual Property Right in the Intangible Assets and any rights in the Intangible Assets does not violate any law and regulations and does not infringe any rights of any person or entity. If any of the above representations and warranties fails, Party A shall compensate Party B for all of the loss and damages incurred. Party B is entitled to terminate this Agreement simultaneously with such representations or warranties.

5.
This Agreement is binding on both Parties. Each party should enforce the terms under this Agreements under full faith. The party who violates any terms of the Agreement shall compensate the non-violating party for any costs and damages.

6.	The Parties can negotiate the terms regarding any matters that are not included in this Agreement.

7.	The Agreement is in quadruplicate (each copy has the same legal effects). Each party holds two copies.

8.	This Agreement comes into effect after the signing date.

9.	The Agreement is in accordance with the laws of the Peoples’ Republic of China. All disputes shall be resolved in the courts where Party B’s principal place of business locates.

Party A: Shenzhen New Clouds Network Technology Co., Ltd
Signature:
Date:

Party B: Moxian (Hong Kong) Limited
Signature:

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